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                                                                    EXHIBIT 10.5

                                PLEDGE AGREEMENT


         PLEDGE AGREEMENT dated October 11, 2001, by and between the Anthony D. and Leslie T. Altavilla Revocable Trust UTA 03/06/2001 (the "Guarantor") and Hypertension Diagnostics, Inc. (the "Secured Party").

                                    RECITALS

NOW, THEREFORE, in order to secure the payment and performance of (a) that certain Guaranty dated October 11, 2001 by Anthony D. Altavilla, the Anthony D. and Leslie T. Altavilla Revocable Trust UTA 03/06/2001, which guarantees performance of that certain Note dated October 11, 2001 in the principal amount of $75,000 made by Redwood Consultants, LLC in favor of the Secured Party, and
(b) all modifications, amendments, renewals, replacements and substitutes thereof (hereafter collectively referred to as the "Obligations"), and in consideration of the premises and the mutual covenants of the parties hereinafter set forth, it is agreed:

1. As collateral for the payment and performance of the Obligations, Guarantor hereby grants a security interest to Secured Party in all of the Guarantor's interest in 70,000 shares of the Common Stock, $.01 par value of Hypertension Diagnostic, Inc. (which together with any additional securities, subscriptions, rights, warrants, or options received by Secured Party under the terms of this Agreement shall hereinafter be referred to as "Pledged Securities").

2. Guarantor agrees at any time, and from time to time, to execute such other instruments and perform such other acts as Secured Party may reasonably request to establish, maintain and perfect the security interest in the Pledged Securities conveyed by this Agreement.

3. The Pledged Securities shall, so long as the Obligations remain outstanding, be subject to a "stop transfer" order which shall prohibit the transfer of the Pledged Securities. The term "transfer" shall mean any proposed disposition of the Pledged Securities by any means whatsoever, including, without limitation (i) the voluntary sale, delivery, assignment, gift, devise, exchange or other transfer of the Pledged Securities; (ii) pledge, hypothecation or other encumbrance of the Pledged Securities; (iii) adjudication of Shareholder as bankrupt, Guarantor's assignment of his interest in the Pledged Securities, or any attachment, levy or other seizure of the Pledged Securities by any creditor, whether or not pursuant to the judicial process; or (iv) passage or distribution of such Pledged Securities under judicial order or legal process to any person other than Guarantor, including a guardian, trustee or conservator of such Pledged Securities. Any attempted transfer in contravention of this Agreement shall be null and void. Guarantor agrees at any time, and from time to time, to execute such other instruments and perform such other acts as Secured Party may reasonably request to establish and maintain such "stop transfer" order.

4.   In the event that during the term of this Agreement:

     a. Any share dividend, reclassification, readjustment, or other change is declared or made in the capital structure of an issuer of the Pledged Securities, all new, substituted, and additional shares, or other securities issued by reason of any such change shall be held by Secured Party under the terms of this Agreement in the same manner as, and as a part of, the Pledged Securities;

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     b.   Subscriptions, warrants, substitute securities or any other rights or options shall be issued to Guarantor by an issuer of the Pledged Securities, or additional shares of Pledged Securities shall be acquired by Guarantor, such subscriptions, warrants, rights, options and additional shares shall be assigned immediately by Guarantor to Secured Party, to be held under the terms of this Agreement in the same manner as, and as a part of, the Pledged Securities.

5. Upon full performance of all of the Obligations, Secured Party shall transfer to Guarantor all of the Pledged Securities (and any assignments separate from certificate), and all rights received by Secured Party under this Agreement shall terminate.

6. Each of the following occurrences shall constitute an event of default under this Agreement (herein called "Event of Default"):

     a. Guarantor shall fail to pay any or all of the Obligations when due or (if payable on demand) on demand;

     b. Any representation or warranty by Guarantor set forth in this Agreement shall prove to have been incorrect in any material respect or misleading when made; and

     c. Default in the performance of any other covenant or agreement of the Guarantor in, or pursuant to, this Agreement;

     d. The Guarantor shall generally not pay Guarantor's debts as such debts become due, or shall admit in writing the inability to pay Guarantor's debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Guarantor, seeking to adjudicate Guarantor bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment, custodianship, protection, relief, or composition of Guarantor's debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief, or the appointment of a receiver, custodian, trustee, or other similar official for Guarantor or for any substantial part of the Guarantor's property; or the Guarantor shall take any action to authorize any of the actions set forth above in this subparagraph (d);

     e. The Guarantor shall fail to pay any debt (other than the debt evidenced by this Note) of the Guarantor, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such debt; or any other default under any agreement or instrument relating to any such debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such debt; or any such debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

     f. The entry against the Guarantor of a final judgment, decree or order for the payment of money in excess of $5,000 and the continuance of such judgment, decree or order unsatisfied for a period of 30 days without a stay of execution;

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     g.   Secured Party shall at any time in good faith believe that the prospect of due and punctual payment at maturity of this Guaranty is impaired.

7. Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may exercise any one or more of the following rights or remedies:

     a. Declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand;

     b. Exercise all voting and other rights as a holder of the Pledged Securities, which proxy shall be coupled with an interest;

     c. Exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including the right to offer and sell the Pledged Securities privately to purchasers who will agree to take the Pledged Securities for investment and not with a view to distribution and who will agree to the imposition of restrictive legends on any certificates representing the Pledged Securities, and the right to arrange for a sale which would otherwise qualify as exempt from registration under the Securities Act of 1933; and if notice to Guarantor of any intended disposition of the Pledged Securities or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten (10) calendar days prior to the date of intended disposition or other action; and

     d. Exercise or enforce any or all other rights or remedies available to Secured Party by law or agreement against the Pledged Securities, against Guarantor or against any other person or property. Upon the occurrence of the Event of Default described in Section 5(e), all Obligations shall be immediately due and payable without demand or notice thereof.

8. The proceeds of any sale of all or a part of the Pledged Securities shall be applied as follows:

     a. First, to the payment of all costs and expenses incurred by Secured Party in enforcing its rights under this Agreement, including without limitation the fees of attorneys or other agents employed by Secured Party in connection therewith;

     b.   Second, to the payment of all of the Obligations; and

     c. Third, any surplus remaining after application of the proceeds pursuant to subsections (a) and (b) above shall be paid to Guarantor, Guarantor's successors or assigns. Guarantor shall remain liable to Secured Party for any deficiency.

9.   The parties agree as follows:

     a. No waiver of any of the provisions or conditions of this Agreement shall be effective unless such waiver is in writing and signed by the party claimed to have given, or consented to, such waiver;

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     b.   No failure on the part of Secured Party to exercise, and no delay on the part of Secured Party in exercising, any right, power or remedy pursuant to this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and shall not be exclusive of any other remedies provided by law or agreement;

     c. Each certificate or other instrument representing the Pledged Securities may, at Secured Party's option, be marked with a legend to the effect that such shares are subject to the terms of this Agreement;

     d. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective legal representatives, successors and assigns of the parties; provided, Guarantor may not assign this Agreement or Guarantor's obligations, duties, or liabilities hereunder without the express, prior written consent of the Secured Party;

     e. This Agreement is delivered and is intended to be performed in the State of Minnesota and should be construed and enforced in accordance with the laws of such State, without reference to the laws of conflicts of laws; and

     f. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given when personally delivered or deposited in the United States mail, mailed first class, registered or certified, postage prepaid, addressed as follows:

     g.   If to the Guarantor:

          Anthony D. Altavilla, Trustee
          Anthony D. and Leslie T. Altavilla Revocable Trust UTA 03/06/2001 102 Neider Lane
          Mill Valley, CA  94941

or at such other address as Guarantor shall have advised the Secured Party in writing; and

     h.   If to the Secured Party:

          Hypertension Diagnostics, Inc.
          Attn: President
          2915 Waters Road
          Suite 108
          Eagan, MN 55121-1562

or at such other address as the Secured Party shall have advised the Guarantor in writing.

10. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument;

11. This Agreement may not be amended except by written agreement executed by all parties hereto;

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12.  If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby;

13. All representations and warranties contained in this Agreement shall survive the execution, delivery, and performance of this Agreement and any other document or instruments executed or delivered in connection with or pursuant to any of the foregoing.

14. The Guarantor has had the opportunity to consult with legal counsel of Guarantor's own choosing and has done so to the extent Guarantor believes necessary and appropriate in Guarantor's sole judgment.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   GUARANTOR:

                                   ANTHONY D. AND LESLIE T. ALTAVILLA
                                   REVOCABLE TRUST UTA 03/06/2001

                                   /s/  Anthony D. Altavilla, Trustee
                                   --------------------------------------------
                                   Anthony D. Altavilla, Trustee

                                   /s/ Leslie T. Altavilla, Trustee
                                   --------------------------------------------
                                   Leslie T. Altavilla, Trustee



                                   SECURED PARTY:

                                   HYPERTENSION DIAGNOSTICS, INC.

                                   By: /s/  Greg H. Guettler
                                       ----------------------------------------
                                            Greg H. Guettler, President

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